Exhibit 10(f)

                            SEVERANCE AGREEMENT


              THIS AGREEMENT is entered into as of __________, 1996 by and between Alberto-Culver Company, a Delaware corporation, and _______________ (the "Executive").

              WHEREAS, the Executive currently serves as a key employee of the Company (as defined in Section 1) and his services and knowledge are valuable to the Company in connection with the management of one or more of the Company's principal operating facilities, divisions, departments or subsidiaries; and

              WHEREAS,  the Board (as defined in Section 1) has determined  that it is in the best interests of the Company and its stockholders to secure the Executive's continued services and to ensure the Executive's continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1) of the Company, without concern as to whether the Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage the Executive's full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement.

              NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

              1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

              (a)  "Board" means the Board of Directors of the Company.

              (b) "Cause means (1) a material breach by the Executive of those duties and responsibilities of the Executive which do not differ in any material respect from the duties and responsibilities of the Executive during the six-month period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (2) the commission by the Executive of a felony involving moral turpitude.

              (c)  "Change in Control" means:

              (1)  The occurrence of any one or more of the following events:

              (A) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of both (x) 20% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") and (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding
     Company Voting Securities held by the Exempt Persons (as such term is defined in Section 1(f)); provided, however, that a Change in Control shall not result from an acquisition of Company Voting Securities:

                   (i) directly from the Company, except as otherwise provided in Section 1(c)(2)(A);

                   (ii) by the Company, except as otherwise provided in Section 1(c)(2)(B);

                   (iii)  by an Exempt Person;

               (iv) by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               (v) by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i) and (ii) of Section 1(c)(1)(C) shall be satisfied.

              (B) The cessation for any reason of the members of the Incumbent Board (as such term is defined in Section 1(h)) to constitute at least a majority of the Board.

              (C)   Approval   by  the   stockholders   of  the   Company  of  a
     reorganization,   merger  or  consolidation   unless,  in  any  such  case,
     immediately after such reorganization, merger or consolidation:

                   (i) more than 60% of the  combined  voting  power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation; and

                   (ii) at  least a  majority  of the  members  of the  board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation.

              (D) Approval by the stockholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company other than (x) pursuant to a tax-free spin-off of a subsidiary or other business unit of the Company or (y) to a corporation with respect to which, immediately after such sale or other disposition:

                   (i) more than 60% of the  combined  voting  power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting Securities immediately prior to such sale or other disposition; and

                   (ii) at  least a  majority  of the  members  of the  board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

              (E) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

              (2)  Notwithstanding the provisions of Section 1(c)(1)(A):

                   (A) no  acquisition  of Company  Voting  Securities  shall be subject to the exception from the definition of Change in Control contained in clause (i) of Section 1(c)(1)(A) if such acquisition results from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company; and

                   (B) for purposes of clause (ii) of Section 1(c)(1)(A), if any
              Person (other than the Company, an Exempt Person or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall, by reason of an acquisition of

              Company Voting Securities by the Company, become the beneficial owner of (x) 20% or more of the combined voting power of the Outstanding Company Voting Securities and (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons, and such Person shall, after such acquisition of Company Voting Securities by the Company, become the beneficial owner of any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control.

              (d)"Company" means Alberto-Culver Company, a Delaware corporation.

              (e "Date of Termination" means (1) the effective date on which the Executive's employment by the Company terminates as specified in a prior written notice by the Company or the Executive, as the case may be, to the other, delivered pursuant to Section 11 or (2) if the Executive's employment by the Company terminates by reason of death, the date of death of the Executive.

              (f)"Exempt Person" (and collectively, the "Exempt Persons") means:

              (1)Leonard H. Lavin or Bernice E. Lavin;

              (2)any descendant of Leonard H. Lavin and Bernice E. Lavin or the spouse of any such descendant;

              (3)the estate of any of the persons described in Section 1(f)(1)
                 or (2);

              (4)any trust or similar arrangement for the benefit of any person described in Section 1(f)(1) or (2); or

              (5)the  Lavin  Family   Foundation   or  any  other   charitable
                 organization established by any person described in Section 1(f)(1) or (2).

              (g) "Good Reason" means, without the Executive's express written consent, the occurrence of any of the following events after a Change in
Control:

              (1) any of (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control, (ii) a change in the Executive's reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control or (iii) any removal or involuntary termination of the Executive from the Company otherwise than as expressly permitted by this Agreement or any failure to reelect the Executive to any position with the Company held by the Executive immediately prior to such Change in Control;

              (2) a reduction by the Company in the Executive's rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter or the failure by the Company to increase such rate of base salary each year after such Change in Control by an amount which at least equals, on a percentage basis, the mean average percentage increase in the rate of base salary for the Executive during the two full fiscal years of the Company immediately preceding such Change in Control;

              (3) any requirement of the Company that the Executive (i) be based anywhere other than at the facility where the Executive is located at the time of the Change in Control or (ii) travel on Company business to an extent substantially more burdensome than the travel obligations of the Executive immediately prior to such Change in Control;

              (4) the  failure  of the  Company  to (i)  continue  in effect any employee benefit plan or compensation plan in which the Executive is participating immediately prior to such Change in Control, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such plan, (ii) provide the Executive and the Executive's dependents welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (iv) provide an office or offices of a size and with furnishings and other appointments, together with exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies immediately prior to such Change in Control or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (v) provide the Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive immediately prior to such Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, or (vi) reimburse the Executive promptly for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; or

              (5) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 10(b).

              For purposes of this Agreement, any good faith determination of Good Reason made by the Executive shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason.

              (h) "Incumbent Board" means those individuals who, as of October 24, 1996, constitute the Board, provided that:

              (1) any individual who becomes a director of the Company subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved either by the vote of at least a majority of the directors then comprising the Incumbent Board or by the vote of at least a majority of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons shall be deemed to have been a member of the Incumbent Board; and

              (2) no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board or the Exempt Persons shall be deemed to have been a member of the Incumbent Board.

              (i) "Nonqualifying Termination" means a termination of the Executive's employment (1) by the Company for Cause, (2) by the Executive for any reason other than a Good Reason, (3) as a result of the Executive's death or
(4) by the Company due to the Executive's absence from his duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Executive's incapacity due to physical or mental illness.

              (j) "Termination Period" means the period of time beginning with a Change in Control and ending on the earlier to occur of (1) two years following such Change in Control or (2) the Executive's death.

              2. Obligations of the Executive. The Executive agrees that in the event of a Change in Control, he shall not voluntarily leave the employ of the Company without Good Reason until 90 days following such Change in Control. The Executive further agrees that in the event that any person or group attempts a Change in Control, he shall not voluntarily leave the employ of the Company during such attempted Change in Control unless an event occurs which would have constituted Good Reason had it occurred following a Change in Control (for purposes of determining whether such an event would have constituted Good Reason had it occurred following a Change in Control, the definition of Good Reason shall be interpreted as if a Change in Control had occurred when such attempted Change in Control became known to the Board). The Executive acknowledges that if he leaves the employ of the Company for any reason prior to a Change in Control, he shall not be entitled to any payment or benefit pursuant to this Agreement.

              3.   Payments Upon Termination of Employment.

              (a) If during the Termination Period the employment of the Executive shall terminate, other than by reason of a Nonqualifying Termination, then the Company shall pay to the Executive (or the Executive's beneficiary or estate) within 30 days following the Date of Termination, as compensation for services rendered to the Company:

              (1) a cash amount equal to the sum of (i) the Executive's base salary from the Company and its affiliated companies through the Date of Termination, to the extent not theretofore paid, (ii) the Executive's annual bonus in an amount determined in accordance with the terms of the Company's Management Incentive Plan, (iii) the amount payable to the Executive in accordance with the terms of the Company's 1994 Shareholder Value Incentive Plan and (iv) any compensation previously deferred for the benefit of the Executive (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; plus

              (2) a lump-sum cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 5) equal to (i) 2.99 times the Executive's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Date of Termination, plus (ii) 2.99 times the Executive's highest annualized (for any fiscal year consisting of less than 12 full months or with respect to which the Executive has been employed by the Company for less than 12 full months) bonus, paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the five fiscal years of the Company (or such portion thereof during which the Executive performed services for the Company if the Executive shall have been employed by the Company for less than such five fiscal year period) immediately preceding the fiscal year in which the Change in Control occurs; provided, that any amount paid pursuant to this Section 3(a)(2) shall be paid in lieu of any other amount of severance relating to salary or bonus continuation to be received by the Executive upon termination of employment of the Executive under any severance plan, policy or arrangement of the Company.

              (b) In addition to the payments to be made pursuant to Section 3(a) hereof, any stock options granted to the Executive under the Company's Employee Stock Option Plan of 1988 shall be treated in accordance with the terms of such plan.

              (c) For a period of 36 months commencing on the Date of Termination, the Company shall continue to keep in full force and effect all policies of medical, accident, disability and life insurance with respect to the Executive and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such policies shall have been in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as provided generally with respect to other peer executives of the Company and its affiliated companies, and the Company and the Executive shall share the costs of the continuation of such insurance coverage in the same proportion as such costs were shared immediately prior to the Date of Termination.

              (d) If during the Termination Period the employment of the Executive shall terminate by reason of a Nonqualifying Termination, then the Company shall pay to the Executive within 30 days following the Date of Termination, a cash amount equal to the sum of (1) the Executive's full annual base salary from the Company through the Date of Termination, to the extent not theretofore paid and (2) any compensation previously deferred by the Executive (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid.

         4. Limitations on Payments by the Company. Solely for the purposes of the computation of benefits under this Agreement and notwithstanding any other provisions hereof, payments to the Executive under this Agreement shall be reduced (but not below zero) so that the present value, as determined in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), of such payments plus any other payments that must be taken into account for purposes of any computation relating to the Executive under Section 280G(b)(2)(A)(ii) of the Code, shall not, in the aggregate, exceed
2.99 times the Executive's "base amount," as such term is defined in Section 280G(b)(3) of the Code. Notwithstanding any other provision hereof, no reduction in payments under the limitation contained in the immediately preceding sentence shall be applied to payments hereunder which do not constitute "excess parachute payments" within the meaning of the Code. Any payments in excess of the limitation of this Section 4 or otherwise determined to be "excess parachute payments" made to the Executive hereunder shall be deemed to be overpayments which shall constitute an amount owing from the Executive to the Company with interest from the date of receipt by the Executive to the date of repayment (or offset) at the applicable federal rate under Section 1274(d) of the Code, compounded semi-annually, which shall be payable to the Company upon demand; provided, however, that no repayment shall be required under this sentence if in the written opinion of tax counsel satisfactory to the Executive and delivered to the Executive and the Company such repayment does not allow such overpayment to be excluded for federal income and excise tax purposes from the Executive's income for the year of receipt or afford the Executive a compensating federal income tax deduction for the year of repayment.

              5. Withholding Taxes. The Company may withhold from all payments due to the Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

              6. Reimbursement of Expenses. If any contest or dispute shall arise under this Agreement involving termination of the Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute, together with interest in an amount equal to the prime rate from time to time in effect, as published under "Money Rates" in The Wall Street Journal, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the Executive's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Executive's claims in such contest or dispute, the Executive shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Executive pursuant to this Section 6.

              7. Operative Event. Notwithstanding any provision herein to the contrary, no amounts shall be payable hereunder unless and until there is a Change in Control at a time when the Executive is employed by the Company.


              8. Termination of Agreement. (a) This Agreement shall be effective on the date hereof and shall continue until terminated by the Company as provided in Section 8(b); provided, however, that this Agreement shall terminate in any event upon the first to occur of (i) termination of the Executive's employment with the Company prior to a Change in Control or (ii) the Executive's death.

              (b) The Company shall have the right prior to a Change in Control, in its sole discretion, pursuant to action by the Board, to approve the termination of this Agreement, which termination shall not become effective until the date fixed by the Board for such termination, which date shall be at least 120 days after notice thereof is given by the Company to the Executive in accordance with Section 11; provided, however, that no such action shall be taken by the Board during any period of time when the Board has knowledge that any person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control; and provided further, that in no event shall this Agreement be terminated in the event of a Change in Control.

              9. Scope of Agreement. Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company or its subsidiaries, and if the Executive's employment with the Company shall terminate prior to a Change in Control, then the Executive shall have no further rights under this Agreement; provided, however, that any termination of the Executive's employment following a Change in Control shall be subject to all of the provisions of this Agreement.

              10.  Successors; Binding Agreement.

              (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

              (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in Section 10(a), it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Executive (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Executive to compensation and other benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive's employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing payment of compensation and benefits to the Executive, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the Date of Termination.

              (c) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive's estate.

              11. Notice. (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Executive, to his most recent address as it appears in the records of the Company, and if to the Company, to Alberto-Culver Company, 2525 Armitage Avenue, Melrose Park, Illinois 60160, attention of the President, with a copy to the General Counsel or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

              (b) A written notice of the Executive's Date of Termination by the Company or the Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

              12. Full Settlement; Resolution of Disputes. (a) The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment.

              (b) If there shall be any dispute between the Company and the Executive in the event of any termination of the Executive's employment, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause, that the determination by the Executive of the existence of Good Reason was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to the Executive and his dependents or other beneficiaries, as the case may be, under Sections 3(a) and 3(b), the Company shall pay all amounts, and provide all benefits, to the Executive and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Sections 3(a) and 3(b) as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section 12(b) except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

              13. Employment with Subsidiaries. Employment with the Company for purposes of this Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

              14. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

              15. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

              16. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The rights of, and benefits payable to, the Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.

              IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Executive has executed this Agreement as of the day and year first above written.


                                                 ALBERTO-CULVER COMPANY



                                                 By:___________________________




                                                 EXECUTIVE:


                                                 ------------------------------





Subscribed and Sworn to before me this ___ day of __________, 1996.


----------------------------------
           Notary Public































243526.04